Index Series
                                             Series 2
Stock Index                                       Exhibit
#77J
Reclassification of Capital Accounts:

The fund accounts for and reports distributions to shareholders in accordance with the American Institute of Certified Public Accountants (AICPA), Statement of Position
93-2: Determination, Disclosure, and Financial Statement
Presentation of Income, Capital Gain, and Return of Capital
Distributions by Investment Companies. The effect of applying this statement was to increase undistributed net investment and decrease accumulated net realized gain on investments and foreign currencies by $240,641. Net realized gains and net assets were not affected by this change.

Europe Index Fund
Reclassification of Capital Accounts:

The fund accounts for and reports distributions to shareholders in accordance with the American Institute of Certified Public Accountants (AICPA), Statement of Position
93-2: Determination, Disclosure, and Financial Statement
Presentation of Income, Capital Gain, and Return of Capital
Distributions by Investment Companies. The effect of applying this statement was to increase undistributed net investment income by $32,747, decrease accumulated realized gains by $13,049 and decrease paid-in capital in excess of par by $19,698 relating to net realized foreign currency losses and nondeductible offering cost. Net investment income, net realized gains and net assets were not affected by this change.

Bond Market Index Fund
Reclassification of Capital Accounts:

The fund accounts for and reports distributions to shareholders in accordance with the American Institute of Certified Public Accountants (AICPA), Statement of Position
93-2: Determination, Disclosure, and Financial Statement
Presentation of Income, Capital Gain, and Return of Capital
Distributions by Investment Companies. The effect of applying this statement was to increase undistributed net investment income and decrease paid-in capital by $19,623.
Net realized gains and net assets were not affected by this change.

Pacific Index Fund
Reclassification of Capital Accounts:

The fund accounts for and reports distributions to shareholders in accordance with the American Institute of Certified Public Accountants (AICPA), Statement of Position 93-2: Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain, and Return of Capital Distributions by Investment Companies. The effect of applying this statement was to increase undistributed net investment income by $12,264, decrease accumulated net realized loss on investments by $7,528, and decrease paid-in capital by $19,792 for certain expenses not being deductible for tax purposes and for net realized foreign currency losses. Net investment income, net realized gains and net assets were not affected by theses changes.

Small Cap Index Fund
Reclassification of Capital Accounts:

The fund accounts for and reports distributions to shareholders in accordance with the American Institute of Certified Public Accountants (AICPA), Statement of Position 93-2: Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain, and Return of Capital Distributions by Investment Companies. The effect of applying this statement was to increase undistributed net investment income by $19,620 and decrease paid-in capital in excess of par by $19,620. Net gains and net assets were not affected by this change.